Exhibit 10.1

[***]CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SETTLEMENT, RELEASE AND PATENT ASSIGNMENT AGREEMENT

This Settlement, Release and Patent Assignment Agreement (this “Agreement”) is made as of April 3, 2012 (“Effective Date”), by and among NeurogesX, Inc., a California corporation with its principal place of business at 2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404 (“NeurogesX”), The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200, (the “Regents”), Marco Pappagallo (“Pappagallo”) and Peter Staats (“Staats”) (each individually, a “Party,” and collectively, the “Parties”).

NOW, THEREFORE, in view of the foregoing and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

1.1. [***]

1.2. [***]

1.3. “Escrow Account” shall mean the Client Trust Account held by the Escrow Agent.

1.4. “Escrow Agent” shall mean Farella Braun + Martel LLP.

1.5. “Escrow Term” shall mean the period beginning upon the Effective Date and ending upon the Escrow Account being released by the Escrow Agent to Pappagallo in accordance with the terms outlined in Section 3.4. In no event shall the Escrow Term extend beyond August 26, 2015.

1.6. “Exclusive License Agreement” shall mean that certain Exclusive License Agreement between the Regents and NeurogesX dated November 1, 2000, as amended by Amendment Number One to the Exclusive License Agreement between the Regents and NeurogesX dated November 1, 2001, by Amendment Number Two to the Exclusive License Agreement between the Regents and NeurogesX dated December 2, 2003, and by Amendment Number Three to the Exclusive License Agreement between the Regents and NeurogesX dated July 29, 2004.

1.7. “Licensed Product” shall have the meaning provided in the Exclusive License Agreement.

1.8. “Net Sales” shall have the meaning provided in the Exclusive License Agreement.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.9. “Qutenza” means products including a patch containing eight percent (8%) capsaicin (640 µg/cm2) for a total dose of one hundred seventy nine milligrams (179 mg) capsaicin sold by NeurogesX, its Affiliates or its or their sublicensees under the trademark QUTENZA®.

1.10. “Related IP” shall mean all patents and patent applications anywhere in the world that are currently or were at any time previously owned by either or both of Staats and Pappagallo or otherwise name Staats and Pappagallo as inventors relating to high doses of capsaicin, excluding (a) U.S. Patent No. 5,962,532 (the “’532 Patent”) and foreign counterparts thereof that solely claim injectable forms of capsaicin, and (b) U.S. Patent Application 10/214,624 naming Staats as one of the inventors directed to use of [***].

2. Releases and Covenants Not to Sue.

2.1. Releases. Upon the Effective Date, each Party, each acting on behalf of itself and its respective predecessors, successors, and assigns, does hereby now and shall forever release, acquit, and discharge each of the other Parties, and their predecessors, successors, and assigns, and each of their respective current and former trustees, officers, directors, employees, agents, attorneys, representatives, distributors, resellers, licensees, and direct or indirect customers (collectively and individually, the “Releasees”), from and against, with respect to the period before the Effective Date, (a) any and all any and all claims, causes of action, charges, grievances, obligations, rights, demands, debts, damages, costs, losses and liabilities of any nature, whether known or unknown, (“Claims”) arising under, related to, or connected with any Related IP, (b) any and all Claims raised in the Draft Complaint, and (c) any and all matters which could have been raised (whether or not due to compulsory counterclaim requirements) in, or as a result of filing, the Draft Complaint.

2.2. Covenants Not to Sue. No Party shall now or at any time in the future initiate any arbitration, lawsuit or other proceeding asserting (or otherwise assert, directly or through any third party) any Claim released pursuant to this Agreement, provided that nothing shall be construed to release NeurogesX from its obligations to pay the amounts in accordance with Article 3 hereof or to release Pappagallo of his obligation to indemnify and hold NeurogesX harmless in accordance with Section 5.1. If any Party shall breach any obligation set forth in this Section 2.2, such Party shall indemnify each Releasee, and defend and hold each such Releasee harmless, from and against Claims arising out of or related to such breach. This Section 2.2 will be fully enforceable in every respect, at law or in equity, by any non-Party Releasee as an intended third party beneficiary hereunder.

3. Consideration.

3.1. Payment by NeurogesX to Staats. Subject to the releases and covenants set forth in Article 2, NeurogesX shall pay to Staats:

(a) An initial payment of three hundred thousand dollars ($300,000), within five (5) business days after execution of this Agreement by all Parties;

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(b) A first sales milestone payment of two hundred fifty thousand dollars ($250,000) upon U.S. annual sales (GAAP reported revenue) of Qutenza first exceeding [***] as shown by audited financial statements of NeurogesX for a fiscal year, within thirty (30) days of release of such financial statement; and

(c) A second sales milestone payment of two hundred thousand dollars ($200,000) upon U.S. annual sales (GAAP reported revenue) of Qutenza first exceeding [***] as shown by audited financial statements of NeurogesX for a fiscal year, within thirty (30) days of release of such financial statement; and

(d) A running royalty equal to [***], subject to the deductions set forth in Sections 7.2, 7.3, 7.4 and 7.5 of the Exclusive License Agreement, due and payable quarterly on or before February 28, May 31, August 31 and November 30 following the applicable calendar quarter (collectively (a)-(d) are the “Staats Settlement Amount”).

When a Staats Settlement Amount is due and payable, NeurogesX shall pay such Staats Settlement Amounts to Staats by wire transfer of immediately available funds to an account previously designated by Staats to NeurogesX in writing. For the avoidance of doubt, each of the milestone payments under (b) and (c) shall be due and payable only once.

3.2. Payment by NeurogesX to Pappagallo. Subject to the releases and conditions set forth in Article 2, NeurogesX shall pay to Pappagallo:

(a) An initial payment of three hundred thousand dollars ($300,000), within five (5) business days after execution of this Agreement by all Parties;

(b) A first sales milestone payment of two hundred fifty thousand dollars ($250,000) upon U.S. annual sales (GAAP reported revenue) of Qutenza first exceeding [***] as shown by audited financial statements of NeurogesX for a fiscal year, within thirty (30) days of release of such financial statement; and

(c) A second sales milestone payment of two hundred thousand dollars ($200,000) upon U.S. annual sales (GAAP reported revenue) of Qutenza first exceeding [***] as shown by audited financial statements of NeurogesX for a fiscal year, within thirty (30) days of release of such financial statement; and

(d) A running royalty equal to [***], subject to the deductions set forth in Sections 7.2, 7.3, 7.4 and 7.5 of the Exclusive License Agreement, due and payable quarterly on or before February 28, May 31, August 31 and November 30 following the applicable calendar quarter (collectively (a)-(d) are the “Pappagallo Settlement Amount”).

[***] After the Escrow Term, when Pappagallo Settlement Amounts are due and payable, NeurogesX shall pay such Pappagallo Settlement Amounts to Pappagallo by wire transfer of immediately available funds to an account previously designated by Pappagallo to NeurogesX in writing. For the avoidance of doubt, each of the milestone payments under (b) and (c) shall be due and payable only once.

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3.3. Settlement Amount Credits. Without limiting the generality of the indemnification obligations set forth in Section 5.1, if NeurogesX incurs any Damages or is required to make any ongoing payments (including, but not limited to, royalties, license fees, milestone payments, etc.) to one or more third parties to the extent arising from any Indemnification Claim under Section 5.1, NeurogesX may fully credit such Damages and third-party payments (“Payments”) against the Pappagallo Settlement Amounts otherwise owed. Any amounts paid to a third party but not credited against Pappagallo Settlement Amounts in a given year may be carried over and credited against Pappagallo Settlement Amounts (as applicable) owed in future years.

3.4. Escrow. The Escrow Agent will hold the Pappagallo Escrowed Amount in a trust account during the Escrow Term.

(a) Costs of the Escrow Account. Any costs that may arise from the establishment and maintenance of the Escrow Account shall be reimbursed from the amounts deposited in the Escrow Account.

(b) Release to NeurogesX. During the Escrow Term, the money deposited in the Escrow Account shall be released to NeurogesX upon the following conditions: NeurogesX submitting to the Escrow Agent documents listing Damages or Payments arising from Indemnification Claims for which Pappagallo has indemnified NeurogesX in accordance with Section 5.1.

(c) Release. Any money deposited in the Escrow Account not released to NeurogesX in accordance with Section 3.4(a)-(b) shall be released to Pappagallo upon the first occurrence of any of the following conditions:

(i) Pappagallo submitting to the Escrow Agent a written agreement executed by [***] releases any and all claims to the Related IP and written approval of such written agreement by NeurogesX (such approval not to be unreasonably withheld);

(ii) Pappagallo submitting to the Escrow Agent evidence of final judgment against [***] is terminated and all rights purported to have been granted thereunder have reverted to Pappagallo; and

(iii) August 26, 2015.

3.5. Additional Payment Terms. All payments under this Agreement shall be made in U.S. Dollars. Staats and Pappagallo will bear any and all expenses and tax in connection with any tax liabilities that may arise from this Agreement.

3.6. Grant of Stock Purchase Right by NeurogesX to Pappagallo. In connection with his entry into a new consulting agreement with NeurogesX (the “Pappagallo CA”), NeurogesX shall grant Pappagallo a right to purchase seventy-five thousand (75,000) shares of

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common stock, with a purchase price per share [***] (as defined in NeurogesX’ 2007 Stock Plan, as amended (the “Plan”)) per share on the Effective Date. The stock purchase rights to purchase 75,000 shares of common stock of NeurogesX shall, subject to such restrictions as are necessary or advisable in connection with meeting the requirements of applicable laws (including applicable federal and state securities laws) (collectively, “Legally Required Restrictions”), at all times be transferable, in full or part, by Pappagallo with such transfer being effective, subject to Legally Required Restrictions, upon Pappagallo’s written notice of such transfer to NeurogesX identifying the transferee, the date of the transfer and the number of share purchase rights transferred (with such number in no event exceeding seventy-five thousand less the number of share purchase rights already exercised by Pappagallo). Any transferee of Pappagallo’s share purchase rights shall be subject to all of the same terms and enjoy all of the same rights in the stock purchase rights previously held by Pappagallo, except to the extent such rights may be altered as a result of effecting a transfer of such rights in compliance with applicable laws (including applicable federal and state securities laws). Pappagallo (as well as any transferee of Pappagallo’s share purchase rights) shall have the ability, subject to Legally Required Restrictions, to purchase such shares at any time on or prior to the fifth (5th) anniversary of the Effective Date. Such shares shall be fully vested and, subject to Legally Required Restrictions, transferable upon payment by Pappagallo or his transferee and issuance by NeurogesX, and shall not be subject to a right of repurchase on behalf of NeurogesX. Such shares may be purchased in a cashless exercise transaction, whereby the option to purchase the shares will be exercised, and shares sufficient to cover the cost of purchasing the options will be sold or withheld. The grant of such stock purchase right shall be carried out pursuant to the terms of the Plan and any form of Restricted Stock Purchase Agreement adopted for use thereunder. All documents and paperwork to implement the grant shall be delivered on the Effective Date, provided that Pappagallo has entered into the Pappagallo CA by such date.

3.7. Grant of Stock Purchase Right by NeurogesX to Staats. In connection with his entry into a new consulting agreement with NeurogesX (the “Staats CA”), NeurogesX shall grant Staats a right to purchase seventy-five thousand (75,000) shares of common stock, with a purchase price per share [***] (as defined in the Plan) per share on the Effective Date. The stock purchase rights to purchase 75,000 shares of common stock of NeurogesX shall, subject to such Legally Required Restrictions, at all times be transferable, in full or part, by Staats with such transfer being effective, subject to such Legally Required Restrictions, upon Staats’ written notice of such transfer to NeurogesX identifying the transferee, the date of the transfer and the number of share purchase rights transferred (with such number in no event exceeding seventy-five thousand less the number of share purchase rights already exercised by Staats). Any transferee of Staats’ share purchase rights shall be subject to all of the same terms and enjoy all of the same rights in the stock purchase rights previously held by Staats, except to the extent such rights may be altered as a result of effecting a transfer of such rights in compliance with applicable laws (including applicable federal and state securities laws). Staats (as well as any transferee of Staats’ share purchase rights) shall have the ability, subject to Legally Required Restrictions, to purchase such shares at any time on or prior to the fifth (5th) anniversary of the Effective Date. Such shares shall be fully vested and, subject to Legally Required Restrictions, transferable upon payment by Staats or his transferee and issuance by NeurogesX, and shall not be subject to a right of repurchase on behalf of NeurogesX. Such shares may be purchased in a cashless exercise transaction, whereby the option to purchase the shares will be exercised, and shares sufficient to cover the cost of

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purchasing the options will be sold or withheld. The grant of such stock purchase right shall be carried out pursuant to the terms of the Plan and any form of Restricted Stock Purchase Agreement adopted for use thereunder. All documents and paperwork to implement the grant shall be delivered on the Effective Date, provided that Staats has entered into the Staats CA by such date.

4. IP Assignment. Each of Staats and Pappagallo agrees to assign and hereby assigns all of their right, title and interest, whether held previously, now or in the future, in and to the Related IP to NeurogesX including, without limitation, any right to institute actions for and to recover past, present and future damages for infringement. Pappagallo and Staats hereby represent and warrant to NeurogesX that (i) they own all right, title and interest to the Related IP, free and clear of any claims, liens, encumbrances, or rights granted to third parties, and (ii) neither has consented to the other’s grant of any rights under the Related IP to any third party. For the avoidance of doubt, the preceding assignment by Staats and Pappagallo shall have the effect of transferring to NeurogesX any rights granted to a third party by Staats and/or Pappagallo prior to the Effective Date without any further action on the part of Staats or Pappagallo. Upon the reasonable request of the NeurogesX, each of Staats and Pappagallo shall provide such requested assistance in any and all proceedings involving the Related IP including, without limitation, interference proceedings, shall sign and execute all papers, declarations and documents, take all lawful oaths, and shall do all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of Related IP.

5. Indemnities.

5.1. Indemnification of NeurogesX by Pappagallo. Pappagallo shall indemnify and hold harmless NeurogesX, subject to the limits set forth below, and its predecessors, successors, and assigns, and each of their respective current and former trustees, officers, directors, employees, agents, attorneys, representatives, distributors, resellers, licensees, and direct or indirect customers from and against any and all liabilities, losses, damages, costs and expenses, interest, awards, judgments and penalties (including without limitation reasonable attorneys’ fees and expenses) (all of the foregoing, “Damages”) resulting from any claim (an “Indemnification Claim”) by any third party to the extent arising from Pappagallo’s failure to completely assign to NeurogesX all right, title and interest to the Related IP, free and clear of any claims, liens, encumbrances, or rights granted to third parties (for the avoidance of doubt, an Indemnification Claim includes, without limitation, any claim by [***] asserting that it has an interest in the Related IP). NeurogesX shall promptly notify Pappagallo of any such Indemnification Claim described in this Section 5.1. For the avoidance of doubt, during the Escrow Term, NeurogesX may seek reimbursement from Pappagallo of Indemnification Claim amounts covered by this Section 5.1 to the extent not reimbursed by release of funds by the Escrow Agent from the Escrow Account to NeurogesX in accordance with Section 3.4. In no event, however, shall Pappagallo be required to reimburse NeurogesX for more than the total of the Pappagallo Settlement Amounts he has received, provided that NeurogesX shall have the right to set off Payments or Damages against any future amounts owed to Pappagallo hereunder to the extent not reimbursed by Pappagallo and/or by release of funds by the Escrow Agent from the Escrow Account.

5.2. Indemnification Relating to Dr. Robbins. Each Party (an “Indemnifying Party”) shall indemnify and hold harmless the each of the other Parties, and their predecessors,

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successors, and assigns, and each of their respective current and former trustees, officers, directors, employees, agents, attorneys, representatives, distributors, resellers, licensees, and direct or indirect customers (collectively and individually, the “Indemnitees”), from and against any and all Indemnification Claims by Dr. Wendye Robbins, solely to the extent arising from (i) the Party asserting a Claim against Dr. Wendye Robbins and (ii) Dr. Wendye Robbins subsequently asserting a Claim for indemnification or contribution against an Indemnitee. A Party seeking indemnification for itself or its Indemnitees shall promptly notify the Indemnifying Party of any such Indemnification Claim described in this Section 5.2.

6. Miscellaneous Provisions.

6.1. No Admission of Liability. Nothing in this Agreement shall be construed as an admission of liability by any Party.

6.2. Attorneys Fees and Costs. Each Party shall be responsible for its own attorneys’ fees and costs, if any, in connection with this Agreement and the Claims settled herein.

6.3. Governing Law. The construction, validity, performance, and effect of this Agreement shall be governed by California law.

6.4. Confidentiality of this Agreement. Each Party shall take reasonable precautions to prevent disclosure of the terms and conditions of this Agreement (except as required by law or in confidence to legal or financial advisors). Each Party agrees that it shall cooperate fully with the other Parties with respect to all disclosures regarding this Agreement such Party is required to make by law to limit the scope of disclosure including, without limitation, requesting confidential treatment of proprietary information of the other Parties included in any such disclosure.

6.5. Notices. Any notice or other communication required or permitted to be made under the terms of this Agreement shall be delivered in person, mailed by certified mail, or mailed by overnight mail to the addresses provided below. No notice or other communication shall be effective until actually received.

The Regents:	The Regents of the University of California
Office of Technology Management
University of California San Francisco
185 Berry Street – Suite 4603
San Francisco, CA 94107
	Attention:	Joel B. Kirschbaum, Ph.D., Director

Staats:	Peter Staats
[***]
[***]

With a required copy to:	Farella Braun + Martel
235 Montgomery Street, 17th Floor
San Francisco, CA 94104
	Attention:	Roderick Thompson, Esq.

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Pappagallo:	Marco Pappagallo
[***]
[***]

With a required copy to:	Farella Braun + Martel
235 Montgomery Street, 17th Floor
San Francisco, CA 94104
	Attention:	Roderick Thompson, Esq.

NeurogesX:	NeurogesX, Inc.
2215 Bridgepointe Parkway
Suite 200
San Mateo, California 94404
	Attention:	Ronald Martell, President and CEO

With a required copy to:	Morrison & Foerster LLP
425 Market St.
San Francisco, CA 94105
	Attention:	Matthew Kreeger, Esq.

6.6. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be presented for binding arbitration in San Francisco, California, before three arbitrators. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.

6.7. Severability. If any provision of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the term hereof, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect to the maximum extent permitted by law at such time. Further in lieu of such provision, which is invalid, illegal, or unenforceable, the Parties shall work together to agree upon a replacement provision that shall be substituted for such provision or otherwise added to this Agreement whether by amendment of this Agreement or otherwise, which replacement provision shall be as similar as possible (including the economic and business objectives intended by Parties) to such invalid, illegal or unenforceable provision while being drafted to be valid, legal and enforceable. Notwithstanding the foregoing, if the provisions of Article 2 are or become invalid, are ruled illegal by a court of competent jurisdiction or are deemed unenforceable under the current applicable law from time to time in effect during the term hereof, the remainder of this Agreement shall be null and void if the Parties cannot all agree upon a suitable replacement provision.

6.8. Waiver. The failure or neglect of a Party at any time to require performance of the other Parties of any provision hereof or to exercise any right hereunder shall not in any way affect the right to require such performance or exercise such right at any time thereafter. The waiver, express or implied, by a Party of any breach of any provision hereof shall not be held to be a waiver of any subsequent breach of the same provision or of any other provisions hereof.

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6.9. Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), EVEN IF SUCH PARTY WAS ADVISED OR OTHERWISE AWARE OF THE LIKELIHOOD OF SUCH DAMAGES.

6.10. Headings. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

6.11. Counterparts. This Agreement may be executed and delivered in any number of counterparts. When each Party has signed and delivered (including, without limitation, by facsimile or electronic transmission) at least one counterpart to all other Parties, all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the Parties to this Agreement. Each counterpart shall be deemed an original.

6.12. Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between any of the Parties. No Party nor its agents have any authority of any kind to bind any other Party in any respect whatsoever, and the relationship of the Parties is, and at all times shall continue to be, that of independent contractors.

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IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement on the date(s) indicated below.

NEUROGESX, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ Stephen Ghiglieri	By	/s/ unintelligible
Printed Name:	Stephen Ghiglieri	Printed Name:
Title:	Exec. V.P., CFO	Title:
Date:	April 3, 2012	Date:

DR. MARCO PAPPAGALLO		DR. PETER STAATS

By	/s/ Marco Pappagallo	By	/s/ Peter Staats
Date:	April 3, 2012	Date:	April 3, 2012

Escrow Agent, Farella Braun + Martel LLP, hereby acknowledges and agrees to perform its obligations as Escrow Agent as provided in Section 3.4 in accordance with the terms and conditions of this Agreement.

FARELLA BRAUN + MARTEL LLP

By	/s/ Roderick M. Thompson
Printed Name:	Roderick M. Thompson
Title:	Partner
Date:	April 3, 2012

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